UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2005

SEEBEYOND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30207	95-4249153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Royal Oaks
Monrovia, California 91016

(Address of principal executive offices, including zip code)

(626) 471-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On April 12, 2005, SeeBeyond Technology Corporation (the “Company”) entered into a Separation Agreement and Release (the “Separation Agreement”) with Thor Culverhouse, the Company’s Senior Vice President, North America Sales.

The Separation Agreement provides that, effective March 31, 2005, Mr. Culverhouse is resigning his position with the Company and that Mr. Culverhouse will be entitled to receive separation payments totaling $200,000 from the Company and payment of $45,981 as his commission for the first quarter of 2005.  The Separation Agreement also provides a release of all claims Mr. Culverhouse may have in connection with the Company.

The Separation Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference, and the description thereof contained herein is subject in all respects to the terms and provisions of such agreement.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

10.1	Separation Agreement by and between SeeBeyond Technology Corporation and Thor Culverhouse, dated April 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEEBEYOND TECHNOLOGY CORPORATION

By:	/S/ BARRY J. PLAGA
Barry J. Plaga Senior Vice President and Chief Financial Officer

Date:  April 18, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement by and between SeeBeyond Technology Corporation and Thor Culverhouse, dated April 12, 2005.